As filed with the Securities and Exchange Commission on September 17, 2024

Registration No. 333-266965

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 29 to

FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INNOVATION BEVERAGE GROUP LIMITED

 (Exact Name of Registrant as Specified in its Charter)

Australia	2080	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

INNOVATION BEVERAGE GROUP LIMITED

 29 Anvil Road

Seven Hills, NSW 2147

Australia

Tel: +61 (02) 9620 4574

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Sichenzia Ross Ference Carmel LLP

 1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Tel: (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Darrin Ocasio, Esq. Matt Siracusa, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel: (212) 930-9700 Fax: (212) 930 9725	Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sheppard, Mullin, Richter & Hampton, LLP 30 Rockefeller Plaza New York, NY 10112 Telephone: (212) 653-8700 Facsimile: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 29 is being filed solely for the purpose of filing Exhibit 23.1 to this registration statement on Form F-1 (File No. 333-266965), or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 29 does not contain copies of the public offering prospectus included in the Registration Statement, which remains unchanged from Amendment No. 28 to the Registration Statement filed on August 14, 2024. This Amendment No. 29 consists only of the cover page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

EXHIBIT INDEX

Exhibit No.	Exhibit Title
1.1*	Form of Underwriting Agreement
3.1*	Constitution of Innovation Beverage Group Limited
4.1*	Shareholders’ Deed
4.2*	Specimen Certificate for Ordinary Shares
4.3*	Form of Representative’s Warrant
5.1*	Opinion of Australian Counsel of the Registrant as to the validity of the ordinary shares
5.2*	Opinion of Sichenzia Ross Ference Carmel LLP
10.1*	Rutherford, NJ Sublease for REG Liquors, LLC Property, dated October 1, 2013 as amended August 25, 2023
10.2*	Sydney Lease Deed for Seven Hills Facility
10.3*	Transfer of Lease, Mortgage or Charge (lease registered number AH858213) between Europa International Pty Ltd and Australian Boutique Spirits Pty Ltd, dated October 29, 2018
10.4*	Executive Services Agreement between Australian Boutique Spirits Pty Ltd, Beri Beverages Pty Ltd and Sahil Beri, dated November 1, 2021
10.5*	Contract of Employment between Australian Boutique Spirits Pty Ltd and Tianyi Eric Yu, dated July 1, 2018
10.6*	Consulting Agreement between Australian Boutique Spirits Pty Ltd and Great Plains Development, Inc., dated February 15, 2022
10.7*	Contract of Employment between Australian Boutique Spirits Pty Ltd and Clive Coleman, dated July 1, 2018
10.8*	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Sally E. Cardillo, dated April 29, 2022
10.9*	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Sameer Sethi, dated April 29, 2022
10.10*	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Kristopher Salinger, dated April 29, 2022
10.11*	Deed of Novation by and among Europa International Pty Ltd, Coca-Cola Amatil (Australia) Pty Ltd, and Australian Boutique Spirits Pty Ltd, dated July 2, 2018
10.12*	Manufacturing Agreement between Europa International Pty Ltd and Coca-Cola Amatil (Australia) Pty Ltd, dated December 22, 2016.
10.13*	Notice Under 2016 Europa Manufacturing Agreement dated January 9, 2019.
10.14*	Manufacturing Agreement between Europa International Pty Ltd and Coca-Cola Amatil (Australia) Pty Ltd, dated June 9, 2017.
10.15*	Manufacturing Supply and License Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated July 31, 2020
10.16*+	Amendment Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated March 10, 2021
10.17*	Termination of BevMart Agreement and Amendment to Manufacturing Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021
10.18*+	Novation of Debt Agreement between Amit Beri and Meena Beri, dated December 27, 2021
10.19*	2022 Equity Incentive Plan
10.20*	Form of Lock-Up Agreement (included in Exhibit 1.1)
10.21*	Amendment Agreement between Innovation Beverage Group Limited and Sway Energy Corp., dated October 21, 2022
10.22+*	Note Purchase Agreement between Innovation Beverage Group Limited and Dean Huge, dated July 14, 2022
10.23+*	Promissory Note dated July 14, 2022 issued by Innovation Beverage Group Limited to Dean Huge
10.24+*	Note Purchase Agreement between Innovation Beverage Group Limited and Anil Beri, dated July 19, 2022
10.25+*	Promissory Note dated July 19, 2022 issued by Innovation Beverage Group Limited to Anil Beri
10.26+*	Note Purchase Agreement between Innovation Beverage Group Limited and Elizabeth Beri, dated October 11, 2022
10.27+*	Promissory Note dated October 11, 2022 issued by Innovation Beverage Group Limited to Elizabeth Beri
10.28+*	Note Purchase Agreement between Innovation Beverage Group Limited and Clive Coleman, dated November 15, 2022
10.29+*	Promissory Note dated November 15, 2022 issued by Innovation Beverage Group Limited to Clive Coleman
10.30*	Non-Executive Director’s Agreement between Innovation Beverage Group Limited and Daniel Lanskey, dated February 15, 2024
10.31*	Non-Executive Director’s Agreement between Innovation Beverage Group Limited and Shawn Messner, dated February 29, 2024
10.32*	IBG Treasury Stock Deed dated March 18, 2024 by and among Meena Beri, 114 Assets Inc. and Innovation Beverage Group Limited
10.33*	Restated and Amended IBG Treasury Stock Deed dated August 3, 2024 by and among Meena Beri, 114 Assets Inc. and Innovation Beverage Group Limited
14*	Code of Ethics and Business Conduct
21.1*	List of Subsidiaries
23.1	Consent of Accell Audit and Compliance, PA for Innovation Beverage Group Limited
23.2*	Consent of Sichenzia Ross Ference LLP (Included in Exhibit 5.2)
24.1*	Power of Attorney (included in signature pages)
99.1*	Consent of IWSR
99.2*	Audit Committee Charter
99.3*	Nomination and Remuneration Committee Charter
99.4*	Representation under Item 8.A.4 of Form 20-F
107*	Filing Fee Table

* Previously Filed.

+ Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that Innovation Beverage Group Limited treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States on September 17, 2024.

INNOVATION BEVERAGE GROUP LIMITED
By:	/s/ Dean Huge
Name:	Dean Huge
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Tianyi Eric Yu
Name:	Tianyi Eric Yu
Title:	Chief Financial Officer (Principal Financial Officer and Controller)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Dean Huge	Chief Executive Officer (Principal Executive Officer)	September 17, 2024
Dean Huge

/s/ Tianyi Eric Yu	Chief Financial Officer (Principal Financial Officer and Controller)	September 17, 2024
Tianyi Eric Yu

/s/ *	Chief Operating Officer and Chairman	September 17, 2024
Sahil Beri

/s/ *	Director	September 17, 2024
Sally Cardillo

/s/ *	Director	September 17, 2024
Daniel Lanskey

/s/ *	Director	September 17, 2024
Shawn Messner

*By: /s/ Dean Huge
Name: Dean Huge
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the State of Florida, United States on September 17, 2024.

Authorized U.S. Representative
Dean Huge
By:	/s/ Dean Huge
Name:	Dean Huge
Title:	Chief Executive Officer